Exhibit 23.2

Joe R. Lane (1858-1931)

Charles M. Waterman (1847-1924)

Robert V. P. Waterman, Jr.

R. Scott Van Vooren

Richard A. Davidson

Michael P. Byrne

Theodore F. Olt III

Judith L. Herrmann

Robert B. McMonagle

Joseph C. Judge

Jason J. O’Rourke

Troy A. Howell

Mikkie R. Schiltz

Diane E. Puthoff

Wendy S. Meyer

Ian J. Russell

Benjamin J. Patterson

Douglas R. Lindstrom, Jr.

Abbey C. Furlong

Samuel J. Skorepa

Kurt P. Spurgeon

Joshua J. McIntyre

Brett R. Marshall

Timothy B. Gulbranson

Alexander C. Barnett

Eric M. Hartmann

Maegan M. Gorham

Grace E. Mangieri

David C. Waterman*

220 North Main Street, Suite 600

Davenport, Iowa 52801-1953

Telephone (563) 324-3246

Fax (563) 324-1616

Writer’s Direct Dial: (563) 333-6630

E-Mail Address: bmarshall@l-wlaw.com

www.L-WLaw.com

July 21, 2021

Austin R. Lenz*

Jenny L. Juehring

Thomas J. Bush*

Michelle M. Weiser**

Registered Patent Attorney

Kathryn E. Cox±*

Of Counsel

Thomas N. Kamp*

C. Dana Waterman III*

James A. Mezvinsky*

David A. Dettmann*

Terry M. Giebelstein

Diane M. Reinsch*

Jeffrey B. Lang

Edmund H. Carroll

Courtney M. Kay-Decker

Kyle R. Day

Admitted in Iowa and Illinois

* Only Admitted in Iowa

**Admitted in New York

± Admitted in Florida

Illinois Office

3551 7th Street, Suite 110

Moline, IL 61265

Consent of Lane & Waterman LLP

We consent to the use of our Iowa tax opinion dated as of July 21, 2021, addressed to John Deere Capital Corporation, John Deere Receivables LLC, Wells Fargo Delaware Trust Company, N.A., U.S. Bank National Association, MUFG Securities Americas Inc., Barclays Capital Inc., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., and RBC Capital Markets, LLC, for filing as an exhibit to the Form 8-K of John Deere Owner Trust 2021-B, dated as of July 21, 2021.

/s/ Lane & Waterman LLP

LANE & WATERMAN LLP